INVESTOR PRESENTATION 2016 THIRD QUARTER

2 SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this presentation or made by management or spokespeople of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the company's control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we assume no obligation to publicly update or revise our forward-looking statements. The factors included in the disclosure under the heading "FORWARD-LOOKING STATEMENTS AND RISK FACTORS" in "ITEM 1A. RISK FACTORS" of A&F's Annual Report on Form 10-K for the fiscal year ended January 30, 2016 in some cases have affected, and in the future could affect, the company's financial performance and could cause actual results for the 2016 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this presentation or otherwise made by management. OTHER INFORMATION The following presentation includes certain adjusted non-GAAP financial measures. Additional details about non-GAAP financial measures and a reconciliation of GAAP financial measures to non-GAAP financial measures is included in the news release issued by the company on November 18, 2016, which is available in the "Investors" section of the company's website, located at www.abercrombie.com. As used in the presentation, "GAAP" refers to accounting principles generally accepted in the United States of America. All dollar and share amounts are in 000’s unless otherwise stated. Sub-totals and totals may not foot due to rounding. Net income and net income per share financial measures included herein are attributable to Abercrombie & Fitch Co., excluding net income attributable to noncontrolling interests.

3 Q3 ADJUSTED P&L SUMMARY* * The Q3 Adjusted P&L Summary for the current and prior periods is presented on an adjusted non-GAAP basis, and excludes the effect of certain items set out on page 4. 2016 % OF NET SALES 2015 % OF NET SALES NET SALES $821,734 100.0% $878,572 100.0% GROSS PROFIT 510,739 62.2% 557,214 63.4% OPERATING EXPENSE 497,916 60.6% 510,057 58.1% OTHER OPERATING INCOME, NET (822) -0.1% (3,919) -0.4% OPERATING INCOME 13,645 1.7% 51,076 5.8% INTEREST EXPENSE, NET 4,609 0.6% 4,586 0.5% INCOME BEFORE TAXES 9,036 1.1% 46,490 5.3% TAX EXPENSE 7,241 0.9% 13,179 1.5% NET INCOME $1,402 0.2% $32,917 3.7% NET INCOME PER SHARE BASIC $0.02 $0.48 DILUTED $0.02 $0.48 WEIGHTED-AVERAGE SHARES OUTSTANDING BASIC 67,975 68,866 DILUTED 68,277 69,265

4 EXCLUDED ITEMS (PRE-TAX) 2016 Q1 Q2 Q3 YEAR TO DATE CLAIMS SETTLEMENT BENEFITS $— $(12,282) $— $(12,282) ASSET IMPAIRMENT — 6,356 — 6,356 INDEMNIFICATION RECOVERY — — (6,000) (6,000) TOTAL $— $(5,926) $(6,000) $(11,926) 2015 Q1 Q2 Q3 YEAR TO DATE INVENTORY WRITE-DOWN (RECOVERY) $26,861 $(2,621) $(2,573) $21,667 LEGAL SETTLEMENT CHARGES — 15,753 — 15,753 ASSET IMPAIRMENT, STORE FIXTURES, LEASE TERMINATION AND STORE CLOSURE COSTS 10,112 1,394 12,659 24,165 PROFIT IMPROVEMENT INITIATIVE 2,479 — — 2,479 GILLY HICKS RESTRUCTURING BENEFIT (1,598) — — (1,598) TOTAL $37,854 $14,526 $10,086 $62,466

5 * Comparable sales are calculated on a constant currency basis. Sales include store and DTC sales. (1) Abercrombie includes the company's Abercrombie & Fitch and abercrombie kids brands. Q3 2016 COMPARABLE SALES* Q1 Q2 Q3 YTD TOTAL COMPANY (4)% (4)% (6)% (5)% BRAND: ABERCROMBIE (1) (8)% (7)% (14)% (10)% HOLLISTER 0% (2)% 0% (1)% GEOGRAPHY: UNITED STATES (2)% (4)% (5)% (4)% INTERNATIONAL (7)% (4)% (10)% (7)%

6 * Abercrombie includes the company's Abercrombie & Fitch and abercrombie kids brands. Q3 2016 SALES MIX* INTERNATIONAL 35.3% UNITED STATES 64.7% INTERNATIONAL 37.3% UNITED STATES 62.7% HOLLISTER 56.4% ABERCROMBIE 43.6% HOLLISTER 54.4% ABERCROMBIE 45.6% Q3 YTD BRAN D GEOGRAPH Y

7 Q3 ADJUSTED OPERATING EXPENSE* * Q3 Adjusted Operating Expense for the current and prior periods is presented on an adjusted non-GAAP basis, and excludes the effect of certain items set out of page 4. (1) Includes rent, other landlord charges, utilities, depreciation and other occupancy expense. (2) Includes selling payroll, store management and support, other store expense, direct-to-consumer expense, and distribution center costs. (3) Rounded based on reported percentages. 2016 % OF NET SALES 2015 % OF NET SALES Δ bps (3) STORE OCCUPANCY (1) $172,982 21.1% $180,804 20.6% 50 ALL OTHER (2) 213,627 26.0% 211,555 24.1% 190 STORES AND DISTRIBUTION 386,609 47.0% 392,359 44.7% 230 MARKETING, GENERAL & ADMINISTRATIVE 111,307 13.5% 117,698 13.4% 10 OTHER OPERATING INCOME, NET (822) (0.1)% (3,919) (0.4)% 30 TOTAL $497,094 60.5% $506,138 57.6% 290

8 SHARE REPURCHASES FY 2016 FY 2015 SHARES REPURCHASED COST AVERAGE COST SHARES REPURCHASED COST AVERAGE COST Q1 — — — — — — Q2 — — — — — — Q3 — — — 2,460.5 $50,029 $20.33 Q4 — — — FULL YEAR — — — 2,460.5 $50,029 $20.33

Q3 STORE OPENINGS

	BRAND	CENTER	CITY	DATE
DOMESTIC	Hollister	International Market Place	Honolulu, HI	9/16/16
	Hollister	Queens Center	Queens, NY	10/28/16
INTERNATIONAL	A&F	Deji Plaza	Nanjing, China	8/27/16
OUTLET	Hollister	Florentia Village	Tianjin, China	9/15/16
	A&F	Opry Mills	Nashville, TN	9/30/16
	A&F	Park Shiga Ryuo	Kyoto, Japan	10/21/16

9

10 Q3 STORE COUNT ACTIVITY (1) Abercrombie includes the company's Abercrombie & Fitch and abercrombie kids brands. Locations with abercrombie kids carveouts within Abercrombie & Fitch stores are represented as a single store count. Excludes one international franchise store as of October 29, 2016 and July 30, 2016. (2) Excludes three international franchise stores as of October 29, 2016 and excludes two international franchise stores as of July 30, 2016. (3) Includes 42 stores in Asia and 8 stores in the Middle East. ALL BRANDS TOTAL U.S. CANADA EUROPE REST OF WORLD (3) START OF Q3 2016 926 744 18 117 47 OPENINGS 6 3 — — 3 CLOSINGS (2) (2) — — — END OF Q3 2016 930 745 18 117 50 ABERCROMBIE (1) START OF Q3 2016 372 333 7 17 15 OPENINGS 3 1 — — 2 CLOSINGS (1) (1) — — — END OF Q3 2016 374 333 7 17 17 HOLLISTER (2) START OF Q3 2016 554 411 11 100 32 OPENINGS 3 2 — — 1 CLOSINGS (1) (1) — — — END OF Q3 2016 556 412 11 100 33

11 OUTLOOK* FOR THE FOURTH QUARTER OF FISCAL 2016, THE COMPANY EXPECTS: • COMPARABLE SALES TO BE CHALLENGING, BUT MODESTLY IMPROVED FROM THE THIRD QUARTER • CONTINUED ADVERSE IMPACT FROM FOREIGN CURRENCY ON SALES AND OPERATING INCOME • A GROSS MARGIN RATE DOWN SLIGHTLY TO LAST YEAR'S ADJUSTED NON-GAAP RATE OF 60.7%, DRIVEN BY LOWER AVERAGE UNIT RETAIL, PARTIALLY OFFSET BY LOWER AVERAGE UNIT COST • OPERATING EXPENSE, INCLUDING A LEASE TERMINATION CHARGE OF APPROXIMATELY $16 MILLION, TO BE UP ABOUT 1% FROM LAST YEAR'S ADJUSTED NON-GAAP OPERATING EXPENSE OF $554 MILLION, WITH THE LEASE TERMINATION CHARGE PARTIALLY OFFSET BY SAVINGS FROM LOWER SALES AND EXPENSE REDUCTION EFFORTS • NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS OF APPROXIMATELY $1 MILLION • A WEIGHTED AVERAGE DILUTED SHARE COUNT OF APPROXIMATELY 68 MILLION SHARES, EXCLUDING THE EFFECT OF POTENTIAL SHARE BUYBACKS FULL YEAR EFFECTIVE TAX RATE TO BE IN THE MID TO UPPER 20s, BUT TO REMAIN SENSITIVE AT LOWER LEVELS OF PRE-TAX EARNINGS FULL YEAR CAPITAL EXPENDITURES TO BE APPROXIMATELY $140 MILLION * Excluded from the company's outlook are the effects of certain potential items, such as asset impairment charges, litigation charges and insurance recoveries.